EXHIBIT A

Form of Notice of Election

Brenham Oil & Gas Corp.
601 Cien – Suite 235
Kemah, TX 77565-3077

Attn: Rebekah Laird-Ruthstrom, Secretary/Treasurer

Dear Ms. Ruthstrom

I have received and read the prospectus of Brenham Oil & Gas Corp. (the “Company”) relating to its rescission offer, dated ____________ __, 2010, pursuant to which the Company has offered to rescind the shares of the Company’s common stock (“Shares”) that were issued to shareholders of the Company’s parent, American International Industries, Inc. (“AMIN”), as a spin-off dividend distribution dated July 21, 2010. The distribution may have been in violation of federal or state securities laws, or both.

I acknowledge that I have had an opportunity to carefully review the information from the Company that I consider important in making my election and I understand that because the Shares were issued to the undersigned without consideration, I will receive no consideration in the event that I elect to accept the rescission offer. I advise the Company of my election to accept the rescission offer by placing an “X” in the proper space provided below (and filling in the appropriate table(s), if applicable).*
____________
* [NOTE: In the event that you do NOT elect to accept the rescission offer, you do not need to send this Form of Notice of Election back to the Company. You will retain your ownership of the Shares and may sell the Shares from time to time following the effective date of the registration statement.]

Shares of Common Stock

[ ]
I hereby elect to accept the rescission offer and rescind the issuance to me of ________________ (fill in number) shares My Stock Power Document(s) is/are also enclosed with this Form of Notice of Election.

Date of Issuance	Number of Shares	Certificate # (If you don’t know, leave blank.)

July 21, 2010

IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK POWER DOCUMENTS(S), INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED AND SHOULD ALSO PROVIDE THEIR DOCUMENTATION, INCLUDING THIS FORM OF NOTICE OF ELECTION, BY FACSIMILE TO REBEKAH LAIRD-RUTHSTROM AT THE FOLLOWING FACSIMILE NUMBER: (281) 334-9508.

Dated: ____________, 2011

Print Name of Shareholder:

____________________________________

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES OF COMMON STOCK AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES OF COMMON STOCK.

Dated: ________ ____, 2011

Print Name of Shareholder:	Name of Shareholder:

Authorized Signature:	Authorized Signature (if shares held in more than one name):

Title of Authorized Signatory (if applicable):	Title of Authorized Signatory (if applicable):

Address of Shareholder:	Phone number of Shareholder:

Fax number of Shareholder:	Email of Shareholder: